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                                                                    EXHIBIT 10.1

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                            STOCK PURCHASE AGREEMENT



                                 BY AND BETWEEN



                 CAPCO ENERGY, INC. AND METEOR INDUSTRIES, INC.



                                JANUARY 30, 2001








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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, is made as of January _______, 2001 between Capco Energy, Inc., a Colorado corporation ("Purchaser") and Meteor Industries, Inc., a Colorado corporation ("Seller").

         WHEREAS, Meteor Industries, Inc. is a holding company which owns subsidiary entities as listed on Exhibit A hereto (the "Subsidiaries"). Meteor Enterprises, Inc. ("MEI") is the subsidiary of Seller which owns all of the shares of the Subsidiaries. The primary operating subsidiaries are Meteor Marketing, Inc., Graves Oil & Butane Co., Inc., Meteor Holdings, LLC, and Innovative Solutions & Technologies, Inc. ("Operating Subsidiaries");

         WHEREAS, the Subsidiaries own, operate and acquire petroleum product distribution facilities. The facilities currently and formerly owned or operated by the Subsidiaries or formerly owned subsidiaries are listed on Exhibit B hereto (the "Business");

         WHEREAS, Purchaser desires to acquire and Seller desires to sell all of the issued and outstanding stock of MEI (the "Stock") in exchange for the consideration and upon the terms described herein (the "Purchase"); and

         WHEREAS, Purchaser and Seller desire to make certain representations, warranties, covenants and agreements in connection with the Purchase;

         NOW THEREFORE, in consideration of the mutual promises, covenants, provisions and representations contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                  THE PURCHASE

         1.1 SALE AND DELIVERY OF STOCK. Subject to all the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser at the Closing (as defined in paragraph 1.3 hereof) and Purchaser shall purchase, acquire and accept from the Seller certificates for the Stock duly endorsed by Seller or MEI, as the case may be, or accompanied by duly executed stock powers.

         1.2 EFFECTIVE DATE AND CLOSING. The effective date (the "Effective Date") of this transaction shall be immediately preceding the closing of the merger between activeIQ Technologies, Inc. and the Company (the "Merger") pursuant to an agreement dated January 11, 2001. The closing of the transaction contemplated herein (the "Closing") shall occur at a mutually agreeable time and place, on the earliest practicable date following the day on which all of the obligations and conditions precedent herein are complied with but in no event later than the date of the Merger. It is expected that the Closing shall be on or about April 16, 2001 or as soon thereafter as reasonably practicable.




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         1.3 PURCHASE PRICE. Subject to all of the terms and conditions set forth in the Agreement and in reliance on the representations, warranties and covenants hereinafter set forth, Purchaser shall deliver to Seller the amount of $5,500,000 (hereinafter referred to as the "Purchase Price").

         1.4 PAYMENT OF PURCHASE PRICE. The total Purchase Price shall be paid as follows:

                  1.4(a) $250,000 of the Purchase Price shall be paid to the Seller by certified or bank check or by electronic wire transfer of immediately available funds at the time of the execution of this Agreement. This amount shall be nonrefundable and shall be the property of the Seller immediately upon receipt, except that if there is no Closing because Seller failed to close and Buyer was unconditionally ready, willing and able to close, the $250,000 shall be the property of the Purchaser.

                  1.4(b) $5,250,000 of the total Purchase Price shall be paid to the Seller by certified or bank check or electronic wire transfer of immediately available funds at the Closing.

                  1.4(c) Purchaser shall assigns, transfers, pledges and delivers to Seller substantially all of Purchaser's shares of stock in Seller ("Collateral") for Purchaser's due and punctual performance of this Section 1.4 to give Seller a valid and perfected first priority security interest in and to the Collateral, effective against all third parties. Purchaser agrees and acknowledges that it shall do all things necessary to perfect Seller's interest in and to the Collateral within thirty (30) days of the date of the execution of this Agreement.


                                   ARTICLE II

                            REPRESENTATIONS OF SELLER

         As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Closing the following:

         2.1 ORGANIZATION. Each of Seller, MEI and the Operating Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. To the best of Seller's knowledge and belief, each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification. Other than the Subsidiaries, MEI has no material equity or other material ownership interest in any corporation, limited liability company, partnership, association or other business entity.

         2.2 AUTHORITY. The execution of this Agreement and the consummation of the transactions contemplated herein have been authorized by the directors and shareholders of Seller



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and the officers and directors of its Subsidiaries and Seller has the full power and authority to execute, deliver and perform this Agreement and this Agreement is a legal, valid and binding obligation of the Seller, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

         2.3 TITLE TO THE STOCK. The authorized capital stock of MEI consists of 1,000,000 shares of $.001 par value Common Stock of which one share is currently issued and outstanding. Seller owns all of the issued and outstanding shares of MEI and MEI owns, directly or indirectly, all of the issued and outstanding shares of each of the Operating Subsidiaries, which shares are duly and validly issued, fully paid and non-assessable. Seller has good and marketable title to the Stock, free and clear of all debts, liens and encumbrances and, by virtue of the grant, conveyance, sale, transfer, and assignment of the Stock hereunder, Purchaser shall receive good and marketable title to the Stock, including all of the issued and outstanding stock of MEI, free and clear of all debts, liens and encumbrances. As of the Closing, there shall be no outstanding options, contracts, warrants, appreciation rights, redemption rights or subscription rights of any nature relating to the issuance, sale or acquisition of the Stock or any other securities of MEI or the Operating Subsidiaries, regardless of series, class or designation.

         2.4 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Seller and the performance by Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Seller is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seller, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Seller.

         2.5 DIRECTORS AND OFFICERS. Schedule 2.5 of this Agreement contains the names and titles of all current directors and officers of MEI and the Subsidiaries, who shall resign at the request of the Purchaser, effective as of the closing.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Agreement, the Purchaser represents and warrants to the Seller as of the date hereof and as of the Closing the following:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.



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         3.2 AUTHORITY. The Board of Directors of Purchaser has authorized the execution of this Agreement and the transactions contemplated herein, and Purchaser has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws generally effecting the rights of creditors and general principles of equity.

         3.3 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Purchaser is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Purchaser, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Purchaser.


                                   ARTICLE IV

                                   COVENANTS


         4.1 CONTINUING COVENANTS. For a period of eight years from the Closing Date, Purchaser agrees with respect to MEI and each of the Operating Subsidiaries to the following:

                  4.1(a) The Purchaser shall maintain the corporate structure and good standing status of MEI and each of the Operating Subsidiaries in its various states of incorporation and shall maintain any necessary qualifications of MEI and each of the Operating Subsidiaries to do business in various foreign states. MEI and each of the Operating Subsidiaries shall not be mere divisions or departments of Purchaser, but shall be separate and distinct entities, and shall observe all corporate formalities.

                  4.1(b) The directors of MEI and each of the Operating Subsidiaries shall conduct an annual meeting of directors and any corporate actions requiring the consent of the Board of Directors of MEI and each of the Operating Subsidiaries shall be approved by the respective Board of Directors as evidenced by minutes of a meeting or by unanimously adopted consent resolutions.

                  4.1(c) The directors of MEI and each of the Operating Subsidiaries shall call an annual meeting of shareholders for MEI and each Operating Subsidiary and any fundamental corporate changes or other corporate actions requiring the consent of the shareholders of MEI and each of the Operating Subsidiaries shall be submitted to the shareholders of MEI and each Operating Subsidiary for approval. Approval by shareholders shall be evidenced by minutes of a meeting or by unanimously adopted consent resolutions.



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                  4.1(d) MEI and each of the Operating Subsidiaries shall be adequately capitalized and funded at all times and shall have sufficient assets at all times to cover any currently known estimated costs of cleanup for the properties listed on Exhibit B as set forth in
         Schedule 4.1.

                  4.1(e) MEI and each of the Operating Subsidiaries shall open and maintain at least one bank account for use as an operating and payroll account and shall pay their own respective expenses and shall pay the salaries of their respective employees.

                  4.1(f) Notwithstanding any of the foregoing, in the event the Purchaser effects a dissolution or liquidation of MEI or any Operating Subsidiary or any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off, or a merger or consolidation of MEI or any Operating Subsidiary with other entities with the approval of Seller, which shall not be unreasonably withheld, the Purchaser shall make or adopt the covenants set forth above in
         Article IV with respect to any successor entity that results from such dissolution, liquidation, separation or division.

         4.2 ACCOUNTS PAYABLE. With regard to all accounts payable and accrued taxes as of the Effective Date, Purchaser will cause such amounts to be paid according to the payment plan and/or requirements of the creditor or taxing authority, without extension, delinquency or other material deviation from the payment term and plan. Purchaser shall, as of the Closing, arrange for the release of Seller and other key employees of the Seller from personal guaranties relating to the business of the Seller.

         4.3 RELEASE OF GUARANTIES. Purchaser shall have released Seller of all obligations, contingent or otherwise, relating to or in any way connected to or with the Stock or Subsidiaries, including but not limited to any and all bank or other guaranties.

         4.4 SELLER'S COOPERATION AFTER THE CLOSING; FURTHER ACTION. At any time, and from time to time after the Closing, the Seller shall execute and deliver to the Purchaser such other instruments and take such other actions as the Purchaser may reasonably request more effectively to vest title of the Stock in the Purchaser and, to the full extent permitted by law, to put the Purchaser in actual possession and operating control of the Subsidiaries, the Stock and the Business. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

         4.5 REGULAR COURSE OF BUSINESS. Except as otherwise consented to or approved by Purchaser in writing, until the Closing, Seller covenants and agrees (and will cause each of the Subsidiaries to act or refrain from acting where required hereinafter) as follows:

                  4.5(a) Each of the Subsidiaries will operate its respective business in the ordinary course, diligently and in good faith, consistent with past management practices;



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                  4.5(b) Except as required for the transaction contemplated in this Agreement, no change or amendment shall be made in the articles or certificate of incorporation or bylaws of any of the Subsidiaries. None of the Subsidiaries will merge into or consolidate with any other corporation or person, or change the character of its business;

                  4.5(c) Each of the Subsidiaries will not (i) issue or sell any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock of any class or (ii) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock;

                  4.5(d) Each of the Subsidiaries will not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or pay, set aside, accrue, agree to or become liable in any manner for any bonus, of any nature or type, to Sellers or to any employee or officer of any of the Subsidiaries inconsistent with past practices;

                  4.5(e) None of the Subsidiaries will (i) incur, assume or guarantee any indebtedness or capital leases or (ii) create or permit to become effective any mortgage, pledge, lien, encumbrance or charge of any kind upon its assets other than in the ordinary course of business; and

                  4.5(f) Except in the ordinary course of business consistent with past practices or with the written consent of Purchaser, the Company will not enter into any transaction, make any commitment or incur any obligation.


                                    ARTICLE V

                                    INDEMNITY

         5.1 INDEMNIFICATION.

                  5.1(a) SURVIVAL OF INDEMNITY AND DEFINITION OF LOSSES. Any claims arising out of covenants or obligations agreed to or liabilities arising by operation of law and the indemnification of Seller and the Subsidiaries pursuant to this Agreement shall survive Closing and shall have no limitation with regard to any monetary limitation. This indemnity shall expire upon the applicable statute of limitation for the underlying claim, provided that no action has been brought or threatened concerning the Loss. Any claim brought by Seller against Purchaser or the Subsidiaries resulting from a violation of Section 4.1 shall be limited to Losses and subject to this Section 5.1 and there shall be no other remedy at law or in equity. "Loss" or "Losses" shall include: any occurrence or circumstance which occurs or exists prior to on and subsequent to the Closing Date, and which constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement (whether written or oral); (b) injury to or death of any person or damage to or destruction of any property occurring prior to on and subsequent to the Closing Date, whether based on negligence, breach of warranty, or any other theory; (c) violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Seller relating to the Subsidiaries, the Business or the Stock; (d) the generation, collection, transportation, storage or disposal of Hazardous Materials (as defined below) by the Subsidiaries, the Business



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         or related to in any way or connected with the Stock; (e) any liability or obligation arising from, connected with or relating to any indemnity or guaranty, either written or oral, from Seller to any Subsidiary or other third party in any acquisition, transaction or agreement relating to the Subsidiaries, the Business or the Stock including, but not limited to, the agreements listed on Schedule 5.1 and all agreements related to, connected with or incorporated into such agreements; (f) any liability or obligation arising from, connected with or relating to any indemnity or guaranty, either written or oral, from a Subsidiary to a third party in any acquisition, transaction or agreement relating to the Subsidiaries, the Business or the Stock including, but not limited to, the agreements listed on Schedule 5.1; and (g) all losses, liabilities, obligations, governmental suits, damages, penalties, fines, deficiencies, remedial or response action costs, corrective action costs, cleanup costs and expenses, and all actions, judgments, costs and expenses, including expert witness and attorneys' fees and disbursements incident to the foregoing, whether arising out of, either prior to or after the Closing Date and including, but not limited to,
         (1) corrective measures or action actions required by or approved by any local, state or federal agency with applicable authority to require corrective measures or action related to the Subsidiaries, the Business or the Stock, (2) third party claims for injury to persons or property and liability arising under any Environmental Laws; (3) underground tank storage and activities related thereto and waste disposal activities on-site or off-site; (4) clean-up responses and the cost of remediation, control or compliance with respect to surface or subsurface pollution caused by spills, leaks or releases from any equipment used or owned by the Subsidiaries, the Business or the Stock;
         (5) pollution or contamination of the environment, including soil, surface water, groundwater or air; (6) failure to comply with applicable land use, surface disturbance, licensing or notification requirements; (7) violation of environmental or land use laws, rules, regulations, or demands or orders of any local, state or federal agency with applicable authority over the Subsidiaries, the Business or the Stock; (8) the estimated costs of cleanup for the properties listed on Exhibit B as set forth in Schedule 4.1; and (9) any other liability, contractual, environmental or otherwise, that arises from or relates to any of the Business.

                           (1) For the purposes of this Agreement,
                  "Environmental Laws" shall mean any law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or hazardous materials, including CERCLA; the Resource Conservation and Recovery Act; the Hazardous Materials Transportation Act; the Clean Water Act; the Toxic Substances Control Act; the Clean Air Act; the Safe Drinking Water Act; the Atomic Energy Act; the Federal Insecticide, Fungicide and Rodenticide Act; and the Federal Food, Drug and Cosmetic Act; and the state or local equivalents of these laws.

                           (2) For the purposes of this Agreement, "Hazardous
                  Materials" shall mean (1) oil, petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenlys and radon gas; (2) any other chemical, material or substance defined as or included in the definition of "hazardous wastes," "hazardous substances," "hazardous constituents," "hazardous materials," "toxic substances," "extremely hazardous wastes," "restricted hazardous wastes," "toxic pollutants," "contaminants," "pollutants,"



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                  "pollution" or words of similar import, under any
                  Environmental Law; and (3) any other chemical, material or substance, including radioactive materials or related materials, whether solids, liquids or gases, that are subject to regulation under any Environmental Laws.

                  5.1(b) INDEMNIFICATION BY PURCHASER. Purchaser and each Subsidiary, jointly and severally, agree to indemnify, defend and hold harmless Seller, and the respective officers, representatives, agents, employees of the Subsidiaries and successors and assigns of the Seller from and against:

                           (1) Any and all Losses resulting from any
                  misrepresentation or breach of any representation or warranty or non-fulfillment of any covenant or agreement on the part of Purchaser under the terms of this Agreement;

                           (2) Any liability or assessment relating to any
                  Losses (including tax liability or assessment) related to Seller, the Subsidiaries, the Stock or this Agreement or the transactions contemplated hereby;

                           (3) All actions, suits, proceedings, arbitration's,
                  demands, assessments, judgments, costs and expenses, including attorney's fees and disbursements, incident to the foregoing; and

                           (4) All claims, demands, losses, costs, expenses,
                  obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which result from or relate to any activities of the Subsidiaries or Purchaser prior to on or subsequent to the Closing Date or which result from or relate to any breach of, or failure by Purchaser to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Purchaser under this Agreement.

                  5.1(c) CONTINUING LIABILITY. In addition to all other indemnities contained herein, Purchaser agrees that after the Closing Date it will not alter the rights of any person who has a right to indemnification (the "Indemnitees") from the Seller or any of the Subsidiaries pursuant to the Articles of Incorporation and/or Bylaws of Seller or any of the Subsidiaries in effect on the date of this Agreement. In addition, Purchaser shall be bound by all determinations made by the Board of Directors of Seller and the Subsidiaries prior to or on the Closing (including, but not limited to, determinations of whether officers and/or directors acted in good faith). Purchaser shall assume the obligations of Seller and Subsidiaries to provide indemnification to the Indemnitees of Seller and Subsidiaries as if such persons were officers or directors of Purchaser. Purchaser covenants that it will not take or permit any action that would impair in any material respect the ability or obligation of Purchaser to comply with Section 5.1. For a period of eight years from the Closing, Purchaser shall obtain coverage for such Indemnitees under their directors and officers insurance policy or policies and/or maintain all current policies of Seller and the Subsidiaries. In the event Purchaser is deposed of, sold, or reorganized (regardless of the method or structure of such disposition, sale or reorganization), as a condition precedent to such disposition, sale or reorganization, Purchaser (or its Parent company, if applicable) shall either (i) continue to provide substantially the same coverage for the Indemnitees as required hereby; or (ii) require the acquiring entity with which it is dealing to



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         assume and continue its obligations under Section 5.1. If the scope of indemnity to which the Indemnitees are entitled under the Articles of Incorporation and/or Bylaws of the Seller and Subsidiaries is more beneficial than the right of indemnification provided by Purchaser, the indemnification obligation of Purchaser hereunder shall be automatically expanded to provide the Indemnitees with the maximum indemnification rights provided by the Articles of Incorporation and/or Bylaws of the Seller and the Subsidiaries.


                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         The Seller's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VI. The Seller may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any other condition of or any of the Seller's rights or remedies at law or in equity, if Purchaser shall be in default of any of its representations, warranties, or covenants under this Agreement.

         6.1 PERFORMANCE. Purchaser shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date, and the Representations and Warranties contained in Article III shall be true and correct as of the Closing.

         6.2 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

         6.3 FAIRNESS OPINION. The Seller shall have received a written opinion acceptable to the Seller, in its sole discretion, stating that the consideration to be received by the Seller pursuant to this Agreement is fair to the Seller and its shareholders from a financial point of view.

         6.4 SHAREHOLDER APPROVAL. This Agreement shall have been adopted by the affirmative vote of the shareholders of the Seller. Purchaser shall abstain from such a vote.

         6.5 DISSENTER'S RIGHTS. The owners of no more than 3% of the Seller's common stock shall have exercised Dissenter's Rights in connection with the transactions contemplated in the Agreement.

         6.6 APPROVAL AND CONSUMMATION OF MERGER. The Merger shall have been adopted by the affirmative vote of a majority of all the votes entitled to be cast of the Seller, or as otherwise required and in accordance with the Articles of Incorporation of the Seller and the Colorado Business Corporation Law.

         6.7 APPROVAL OF ACTIVEIQ. The Board of Directors of activeIQ Technologies Inc., ("activeIQ") shall have approved of this Agreement and made a determination that the directors



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of the Seller acted in good faith and in the best interest of Seller in all ways related to or in connection with the transaction contemplated by this Agreement.

         6.8 RELEASE OF SELLER. Purchaser and the Subsidaries shall have released Seller for all claims of the Subsidiaries and shall have executed a release substantially in a form approved by the Seller.


                                   ARTICLE VII

                 CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

         The Purchaser's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article VII. The Purchaser may waive any or all of these conditions in whole or in part without prior notice; so long as such waiver is in writing; and provided, however, that no such waiver of a condition shall constitute a waiver by the Purchaser of any other condition of or any of the Purchaser's rights or remedies at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.



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         7.1 PERFORMANCE. Seller shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the closing Date, and the Representations and Warranties contained in Article II shall be true and correct as of the Closing.

         7.2 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted against any party hereto on or before the Closing Date.

         7.3 FAIRNESS OPINION. The Seller shall have received a written opinion acceptable to the Seller, in its sole discretion, stating that the consideration to be received by the Seller pursuant to this Agreement is fair to the Seller and its shareholders from a financial point of view.

         7.4 DISSENTER'S RIGHTS. The owners of no more than 3% of the Seller's common stock shall have exercised Dissenter's Rights in connection with the transactions contemplated in the Agreement.

         7.5 APPROVAL AND CONSUMMATION OF MERGER. The Merger shall have been adopted by the affirmative vote of a majority of all the votes entitled to be cast of Seller, or as otherwise required and in accordance with the Articles of Incorporation of the Seller and the Colorado Business Corporation Law

         7.6 APPROVAL OF ACTIVEIQ. The Board of Directors of activeIQ shall have approved of this Agreement and made a determination that the directors of the Seller acted in good faith and in the best interest of the Seller in all ways related to or in connection with the transaction contemplated by this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 CAPTIONS AND HEADINGS. The Articles and paragraph/section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provisions of this Agreement.

         8.2 NO ORAL CHANGE. This Agreement and any provision hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         8.3 WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

         8.4 ENTIRE AGREEMENT. This Agreement contains the entire Agreement and understandings between the parties hereto, and supersedes all prior agreements and understandings with respect to the subject matter hereof.

         8.5 CHOICE OF LAW, JURISDICTION AND VENUE. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado without regard to conflict of laws principles. Any action at law or in equity directly or indirectly in connection with, related to or in any way connected to this Agreement or any provisions hereof, shall be litigated exclusively in the state or federal courts located in the City and County of Denver, Colorado. The parties hereto irrevocably waive any rights such party may otherwise have to transfer or change the venue of any litigation brought or arising in connection with this Agreement.

         8.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of receipt if served personally on the party to whom notice is to be given, by telecopy or telegram, or mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         PURCHASER:   CAPCO ENERGY, INC.
                      2922 Chapman Avenue, Suite 202
                      Orange, California 92869
                      Attention: Ilyas Chaudhary, President

         SELLER:      METEOR INDUSTRIES, INC.
                      1401 Blake Street, Suite 200
                      Denver, Colorado  80202

         8.8 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         8.9 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         8.10 ANNOUNCEMENTS. Purchaser and Seller will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers. Except to the extent that the parties consent in writing otherwise, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media. Nevertheless, the parties agree that the Seller and the Purchaser or any affiliate thereof may make such disclosure (on Form 8-K, by press release or otherwise) regarding the terms of this Agreement and the transactions contemplated hereby as it deems necessary to comply with the applicable securities laws or the rules and regulations of the NASDAQ, including a press release following the execution of this Agreement.

         8.11 EXPENSES. Except as specifically provided in this Agreement, all direct costs and expenses including legal, and any other out-of-pocket expense incurred by Seller, in connection with this transaction, shall be paid by the Seller. All costs and expenses including legal, accounting and any other out-of-pocket expenses incurred by the Purchaser, in connection with this transaction, shall be paid by the Purchaser.

         8.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in Articles II and III shall not survive the Closing. The covenants, agreements and indemnities set forth in Articles IV, V, and VII shall survive the Closing.

         8.13 ASSIGNMENT. This Agreement may not be assigned by operation of law or otherwise by the Seller or the Purchaser; provided, however, that Purchaser may assign its rights and obligations to Capco Resources Ltd. or any subsidiary or affiliate of Purchaser, provided however that such assignment shall not release the Purchaser of it's obligations hereunder and Purchaser shall guarantee the obligation of any assignee.

         8.14 TERMINATION. This Agreement may be terminated prior to the Effective Date; (a) by mutual consent of the Seller and the Purchaser if the Boards of Directors of each so determines; or (b) by Seller if the Merger is not consummated.

         AGREED TO AND ACCEPTED as of the date first above written.

                                       PURCHASER:  CAPCO ENERGY, INC.


                                       By: /signed/ Ilyas Chaudhary
                                          --------------------------------------
                                           Title:  President


                                       SELLER:  METEOR INDUSTRIES, INC.


                                       By: /signed/ Edward J. Names
                                          --------------------------------------
                                           Title: President

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                 CAPCO ENERGY, INC. AND METEOR INDUSTRIES, INC.

                                JANUARY 30, 2001


                                    EXHIBIT A

                     SUBSIDIARIES OF METEOR INDUSTRIES, INC.
                          AND METEOR ENTERPRISES, INC.

METEOR MARKETING, INC. (formerly Pyramid Stores, Inc.) * (Merged with Fleischli)

FLEISCHLI OIL COMPANY, INC.*

GRAVES OIL & BUTANE CO., INC.

INNOVATIVE SOLUTIONS AND TECHNOLOGIES, INC.

METEOR HOLDINGS, LLC

METEOR PROPERTIES LLC (formerly BNGS, LLC)

METEOR OFFICE LLC

ROCKY MOUNTAIN PROPANE LLC

SOCORRO PYRAMID LLC

FLEISCHLI FLUIDS MANAGEMENT LLC

TRI-VALLEY GAS CO.

GRAVES RIO RANCHO NO. 1 LTD.

EL BORACHO, INC.

AMERICAN LP

BLOOMFIELD PYRAMID LLC

COORS PYRAMID LLC

CAPCO RESOURCES, INC.

SABA POWER COMPANY LTD.

METEOR CARROLL LLC

METEOR MONUMENT LLC



                                    Exhibit A

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                 CAPCO ENERGY, INC. AND METEOR INDUSTRIES, INC.

                                JANUARY 30, 2001


                                    EXHIBIT B

         LIST OF FACILITIES CURRENTLY AND FORMERLY OWNED OR OPERATED BY
                THE SUBSIDIARIES OR FORMERLY OWNED SUBSIDIARIES


Commercial Properties:          Party            Address
----------------------          -----            ------

 1.  Bennett Card Lock          Tri Valley Gas   610 Colfax Ave. Bennett, CO

 2.  Bob's Garage Card Lock     Tri Valley Gas   4919 State Highway 79
                                                 Prospect Valley, CO

 3.  Boxelder Card Lock         Fleischli Oil    521 East Boxelder, Gillette, WY

 4.  Casper Card Lock           Fleischli Oil    515 South Walnut Casper, WY

 5.  M&M Truck Stop             Graves Oil       7006 Highway 160 Cortez, CO

 6.  Pac Pride Cardlock         Fleischli Oil    515 El Camino Road Gillette, WY

 7.  Rock Springs Cardlock      Fleischli Oil    151 North Industrial Drive, WY

 8.  Strasburg Card Lock        Tri Valley Gas   56180 East Colfax Strasburg, CO

 9.  Tedken Cardlock            Graves Oil       200 South Fairview
                                                 Farmington, NM

10.  Interstate Texaco          Fleischli Oil    1600 East Highway 14-16
                                                 Gillette, WY


Bulk Fuel Facilities:           Party            Address
---------------------           -----            -------

 1.  Byers                      Fleischli Oil    25 Front Street Byers, CO

 2.  Carlin                     Fleischli Oil    923 Spruse Street Carlin, NV

 3.  Carroll Main               Fleischli Oil    105 South Main Street
                                                 Fort Morgan, CO

 4.  Carroll Oil                Fleischli Oil    101 Deuel Street
                                                 Fort Morgan, Co



                                    Exhibit B

 5.  Castle Rock                Tri Valley Gas   2855 North Highway 85,
                                                 Castle Rock, CO

 6.  Cheyenne                   Fleischli Oil    2302 West Lincolnway
                                                 Cheyenne, WY

 7.  Commerce City              Fleischli Oil    6395 East 80th Avenue
                                                 Commerce City, CO

 8.  Craig                      Fleischli Oil    666 West First Street Craig, CO

 9.  Elbert                     Tri Valley Gas   24541 North Elbert Road
                                                 Elbert, CO

10.  Evansville                 Fleischli Oil    6000 Yellowstone
                                                 Evansville, WY

11.  Farmington                 Graves Trust     761 South Miller Farmington, NM

12.  Gillette                   Fleischli Oil    1514 East Energy Gillette, WY

13.  Las Cruces                 Graves Oil       801 Organ Road Las Cruces, NM

14.  Roggen                     Tri Valley Gas   109 Front Street Highway 73
                                                 Roggen, CO

15.  Rock Springs               Fleischli Oil    151 North Industrial Drive
                                                 Rock Springs, WY

16.  Simla                      Tri Valley Gas   229 Sioux Avenue Simla, CO

17.  South Valley               Graves Oil       105 Date Avenue SE
                                                 Albuquerque, NM



                                Exhibit B Page 2

Closed or Sold Properties       Party            Address
-------------------------       -----            -------

 1.  Agate Amoco                Tri Valley       640 East Bridge Street
                                                 Agate, CO

 2.  A&C Auto/Transfer Yard     Graves Oil       3400 Second Street NW
                                                 Albuquerque, NM

 3.  Elko Bulk Plant            Unknown          1850 Idaho Street Elko, NV

 4.  Graves No. 4               Graves Oil       2707 East Main Farmington, NM

 5.  High Country Store         Graves Oil       38724 Highway 126
                                                 Jemez Springs, NM

 6.  Tom Growney                Unknown          2301 Candelaria
                                                 Albuquerque, NM

 7.  High Rolls                 Unknown          845 Highway 82 High Rolls, NM

 8.  La Luz                     Meteor Stores    27 Alamo La Luz, NM

 9.  Roggen                     Tri Valley       109 Front Street Roggen, CO

10.  Socorro Exxon              Meteor Stores    1202 California Socorro, NM

11.  Springerville              Graves Oil       170 West Main Street
                                                 Springerville, AZ

12.  Saint Johns                Graves Oil       445 West Cleveland,
                                                 Saint Johns, AZ

13.  Graves No. 2               Graves Oil       760 South Miller Farmington, NM

14.  Byers Cardlock/C-Store     Meteor Stores    35 Front Street Byers, CO
     (#301)

15.  Elks Conoco (#104)         Meteor Stores    3041 North Main Las Cruces, NM

16.  Graves No. 1 (#144)        Meteor Stores    551 East Main Farmington, NM

17.  Graves No. 2 (#143)        Meteor Stores    761 South Miller Farmington, NM

18.  Graves No. 3 (#141)        Meteor Stores    1721 East 20th Ave.
                                                 Farmington, NM

19.  Graves No. 5 (#121)        Meteor Stores    151-191 Alameda Blvd
                                                 Albuquerque, NM



                                Exhibit B Page 3

20.  Graves No. 8 (#122)        Meteor Stores    9160 South Coors Blvd NW
                                                 Albuquerque, NM

21.  Graves No. 9 (#142)        Meteor Stores    3029 Bloomfield Highway
                                                 Farmington, NM

22.  Lantern Conoco (#107)      Meteor Stores    1311 Avenida de Mesilla
                                                 Las Cruces, NM

23.  Lohman Conoco (#107)       Meteor Stores    2200 East Lohman
                                                 Las Cruces, NM

24.  Pan Am Conoco (#101)       Meteor Stores    1685 University Las Cruces, NM

25.  Quik Check  (#106)         Meteor Stores    161 East Madrid Las Cruces, NM

26.  Simla C-Store (#302)       Meteor Stores    702 Caribou Simla, CO

27.  The Spot (#103)            Meteor Stores    603 Franklin Hatch, NM

28.  Valley Conoco (#123)       Meteor Stores    5th & Loring Estancia, NM

29.  Westside Conoco (#105)     Meteor Stores    100 West Pine Deming, NM

30.  Digger's                   Meteor Stores    1113 West Edison Brush, CO

31.  Monument                   Meteor Stores    581 Highway 105 Monument, CO

32.  Mustang's                  Meteor Stores    530 West Platte Ave.
                                                 Ft. Morgan, CO

33.  Thrasher's                 Meteor Stores    321 East 8th Ave. Yuma, CO

34.  Butte Conoco               Meteor Stores    217 Date Street
                                                 Truth or Consequences, NM



                                Exhibit B Page 4

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                 CAPCO ENERGY, INC. AND METEOR INDUSTRIES, INC.

                                JANUARY 30, 2001

                                  SCHEDULE 2.5

                         CURRENT OFFICERS AND DIRECTORS
                           OF MEI AND THE SUBSIDIARIES


METEOR ENTERPRISES, INC.
------------------------
Dennis R. Staal                   Director
Edward J. Names                   President, Director
Richard E. Kisser                 Secretary/Treasurer
Rosanne Manes                     Assistant Secretary

METEOR MARKETING, INC. (formerly Pyramd Stores, Inc.- Merged with Fleischli Oil)
--------------------------------------------------------------------------------
Edward J.  Names                  Director
Gus Fleischli                     Director
Gerald Loghry                     Director
Paul W. Greaves                   Director
Dennis R. Staal                   Director
Paul H. Gutknecht                 Director, Chief Executive Officer
Darrell O. Owen                   Director, President
Richard Kisser                    Secretary/Treasurer
Rosanne Manes                     Assistant Secretary

FLEISCHLI FLUIDS MANAGEMENT LLC
-------------------------------
Meteor Marketing, Inc.            Manager

GRAVES OIL & BUTANE CO., INC.
-----------------------------
Edward Names                      Director
Dennis Staal                      Director
Patrick Flanagan                  Director
Ronald Foust                      Director
C. Thomas Houseman                Director
Darrell Owen                      President
Richard E. Kisser                 Secretary/Treasurer

GRAVES RIO RANCHO NO. 1 LTD.
----------------------------
Graves Oil & Butane Co.,          Manager
Inc.


                                  Schedule 2.5

EL BORACHO, INC.
----------------
Cuff Sellmeyer                    Vice President
Paul Greaves                      Director
Richard Kisser                    Secretary/Treasurer/Director
Darrell Owen                      President

AMERICAN LP
-----------
Gerald Schell                     Managing Member
Michael Boren                     Managing Member
Graves Oil & Butane  Co., Inc.    Managing Member

BLOOMFIELD PYRAMID LLC
----------------------
Graves Oil & Butane Co., Inc.     Managing Member

COORS PYRAMID LLC
-----------------
Graves Oil & Butane Co., Inc.     Managing Member
Jordan Weinberg                   Member
Adly Abdelmalak                   Member

TRI-VALLEY GAS CO.
------------------
Richard Kisser                    Secretary/Treasurer
Darrell Owen                      President
Dennis R. Staal                   Director
Edward. J. Names                  Director
Paul W. Greaves                   Director

METEOR PROPERTIES LLC
---------------------
Darrell O. Owen                   President
Richard Kisser                    Secretary/Treasurer

METEOR CARROLL LLC
------------------
Richard Kisser                    Secretary/Treasurer
Darrell Owen                      Director/President

METEOR MONUMENT LLC
-------------------
Richard Kisser                    Secretary/Treasurer
Darrell Owen                      Director/President

SOCORRO PYRAMID  LLC
--------------------
Richard Kisser                    Secretary/Treasurer
Darrell Owen                      Director/President

INNOVATIVE SOLUTIONS AND TECHNOLOGIES, INC.
-------------------------------------------
Tom Martella                      President/Director
Richard Kisser                    Secretary/Treasurer

METEOR HOLDINGS, LLC
--------------------
Edward Names                      Operating Manager
Dennis R. Staal                   Secretary



                              Schedule 2.5 Page 2

CAPCO RESOURCES, INC.
---------------------
Edward Names                      President/Director
Dennis Staal                      Secretary/Treasurer/Vice President/Director
Ilyas Chaudhary                   Director
Rosanne Manes                     Assistant Secretary

SABA POWER COMPANY LTD.
-----------------------
No officers or Directors related

METEOR OFFICE LLC
-----------------
Edward J. Names                   Manager
Tom K. Martella                   Manager

ROCKY MOUNTAIN PROPANE LLC
--------------------------
Paul W. Greaves                   President, Director
Edward J. Names                   Secretary, Director
Richard E. Dana                   Director
Ross Marzolf                      Director






                              Schedule 2.5 Page 3

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                 CAPCO ENERGY, INC. AND METEOR INDUSTRIES, INC.

                                JANUARY 30, 2001

                                  SCHEDULE 4.1

ESTIMATED COSTS OF CLEANUP FOR THE PROPERTIES LISTED ON EXHIBIT B

PROPERTIES CURRENTLY OWNED OR OPERATED BY THE SUBSIDIARIES

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                 CAPCO ENERGY, INC. AND METEOR INDUSTRIES, INC.

                                JANUARY 30, 2001

                                  SCHEDULE 5.1

                               LIST OF AGREEMENTS

----------------------------------------------------------------------------------------------------------------------
          AGREEMENT                        PURCHASER/                       SELLER/TENANT             AGREEMENT DATE
                                           LANDLORD
----------------------------------------------------------------------------------------------------------------------
1.   Fleischli Oil             Pyramid Stores, Inc. & Meteor      G. Fleischli, J. Loghry and       07/31/97
     Company, Incorporated     Industries, Inc.                   R. Jensen
     Stock Purchase Agreement

2.   Tri-Valley Gas            Fleischli Oil Co., Inc. & Meteor   Tri-Valley Gas Co. Shareholders   05/21/98
     Company Stock Purchase    Industries Inc. (Guarantor)
     Agreement

3.   Graves Oil & Butane       Meteor Industries, Inc.            Theron J. Graves                  06/23/93
     Company, Incorporated
     Stock Purchase Agreement

4.   Settlement and Debt       Meteor Industries, Inc., Meteor    Graves Family Investments,        08/09/00
     Restructuring Agreement   Marketing, Inc. & Graves Oil &     Limited Partnership & the
                               Butane Co., Inc.                   estate of Theron J. Graves

5.   Hillger Oil               Meteor Industries, Inc.            Hillger Oil Co., Inc.             04/07/95
     Company, Incorporated                                        Shareholders
     Stock Purchase Agreement

6.   Meteor Stores,            Capco Energy, Inc.                 Meteor Industries, Inc.           12/31/99
     Incorporated Stock
     Purchase Agreement

7.   R & R Oil,                Fleischli Oil Co., Inc.            R & R Oil, Inc. and R & R Oil     09/30/98
     Incorporated Asset                                           Inc. Shareholders
     Purchase Agreement

8.   Master Lease &            Carroll Oil Co., Inc. & Carroll    Meteor Stores, Inc.               04/30/99
     Operating Agreement       Oil Co. No. 5 LLC



                                  Schedule 5.1

----------------------------------------------------------------------------------------------------------------------
          AGREEMENT                        PURCHASER/                       SELLER/TENANT             AGREEMENT DATE
                                           LANDLORD
----------------------------------------------------------------------------------------------------------------------
 9.  Amendment to Master       Carroll Oil Co., Inc. & Carroll    Meteor Stores, Inc. & Meteor      06/09/99
     Lease & Operating         Oil Co. No. 5 LLC                  Industries, Inc. (Guarantor)
     Agreement

10.  Contract to Buy &         BNGS, LLC                          B & B Land, Co.                   09/30/98
     Sell Real Estate

11.  Lease                     BNGS, LLC                          Hillger Oil Co.                   09/30/98


12.  Commercial Contract       Coors Pyramid, LLC                 Se-Mark, Inc.                     05/02/96
     to Buy & Sell Real
     Estate

13.  Tedken Oil Company        Graves Oil & Butane Co., Inc.      Tedken Oil Co., T. Paulson, and   01/31/97
     Asset Purchase Agreement                                     F. Santoro


14.  Carroll Asset             Meteor Carroll LLC                 Carroll Oil Company, Inc.         03/00/99
     Purchase Agreement

15.  Credit Agreement          Bloomfield Pyramid L.L.C. &        Phillips Performance Fund Inc.    07/08/97
                               Graves Oil & Butane Co., Inc.      (Creditor)
                               (Borrowers)

16.  Duke City                 Graves Oil & Butane Co., Inc.      Duke City Distributing            05/02/96
     Distributing Company,                                        Co.,Inc., W. Sedden, and D.D.
     Incorporated Asset                                           Sedden
     Purchase Agreement

17.  Duke City                 Hillger Oil Co.                    Duke City Distributing            05/02/96
     Distributing Company,                                        Co.,Inc., W. Sedden, and D.D.
     Incorporated Asset                                           Sedden
     Purchase Agreement



                               Schedule 5.1 Page 2

----------------------------------------------------------------------------------------------------------------------
          AGREEMENT                        PURCHASER/                       SELLER/TENANT             AGREEMENT DATE
                                           LANDLORD
----------------------------------------------------------------------------------------------------------------------
18.  Lease                     B. T. Wilcox &                     Graves Oil & Butane Co., Inc      11/07/91
                               W. J. Wilcox Trust

19.  Lease Termination         East Main Properties               Graves Oil & Butane Co., Inc.     10/01/97
     Agreement

20.  Lease                     East Main Properties               Graves Oil & Butane Co.           08/30/88


21.  Commission                Hillger Oil Co.                    S. Phillips & J. Phillips         09/01/89
     Marketing Agreement                                          (Marketers)


22.  Special Purpose           R. Merrill & C. Merrill            Hillger Oil Co.                   09/01/89
     Lease

23.  Commission                Hillger Oil Co.                    R. Merrill & C. Merrill           09/01/89
     Marketing Agreement                                          (Marketers)


24.  Lease                     Hillco, Inc.                       Hillger Oil Co.                   06/12/95

25.  Lease                     Theron J. Graves                   Graves Oil & Butane Co., Inc.     04/29/94

26.  Lease                     Graves Oil & Butane Co., Inc.      MRL Enterprises, Inc.             06/14/94

27.  Lease                     Tedken Oil Co.                     Graves Oil & Butane Co., Inc.     01/31/97

28.  Lease                     Fleischli Enterprises, Inc.        Fleischli Oil Co., Inc.           07/14/95

29.  Warehouse Building        Fleischli Enterprises. Inc.        Fleischli Oil Co.                 07/01/95
     Lease Agreement

30.  Lease                     Amoco Oil Co.                      Fleischli Oil Co., Inc.           12/10/96


31.  Lease                     Theron J. Graves                   Graves Oil & Butane Co., Inc.     09/29/93



                               Schedule 5.1 Page 3